UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

SELECTIS HEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

8480 E. Orchard Road, Ste. 4900, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF EXECUTIVE OFFICER AND DIRECTOR; APPOINTMENT OF EXECUTIVE OFFICER

On October 31, 2023, Lance J. Baller tendered his resignation from all positions with the Company, including as Chief Executive Officer, acting principal financial officer and a member of the Board of Directors of Selectis Health, Inc. (the “Company”), effective November 13, 2023 or at such earlier date as the Company finds a replacement.

Adam Desmond, a current Board member, has agreed to be appointed Interim Chief Executive Officer. Mr. Desmond’s biographical information is included in the Company’s Annual Report on Form 10K as of and for the year ended December 31, 2022. Mr. Desmond will be compensated at the same rate as Mr. Baller, namely base salary of $150,000 per year, payable bi-weekly.

The Company will continue its search for a principal financial officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc.
(Registrant)

Dated: November 6, 2023	/s/ Adam Desmond
Adam Desmond, Interim CEO